UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2013

BBX CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard

Suite 800

Fort Lauderdale, Florida 33301

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (954) 940-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 7, 2013, BBX Capital Corporation (the “Company”) entered into a Rights Agreement with American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agreement”), which is designed to preserve certain tax benefits which may be available to the Company. Under the Internal Revenue Code and rules promulgated by the Internal Revenue Service thereunder, net operating loss carryforwards (“NOLs”) can, subject to certain requirements and restrictions, be used to offset future taxable income and reduce federal income tax liability. However, if a company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code, then that company’s ability to use NOLs could be substantially limited. Generally, a company will experience an “ownership change” if, at any time, one or more shareholders owning 5% or more of the company’s common stock have aggregate increases in their ownership of such stock of more than 50 percentage points over the prior three-year period. In an effort to protect the Company’s ability to use available NOLs to offset any future taxable income, the Rights Agreement provides a deterrent to shareholders (subject to certain exceptions described below) from acquiring a 5% or greater ownership interest in the Company’s Class A Common Stock after February 19, 2013 (the “Record Date”) without the prior approval of the Company’s Board of Directors. Existing shareholders as of the close of business on the Record Date will not be required to divest any shares of the Company’s Class A Common Stock.

The following is a summary of the terms of the Rights Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Rights. Under the terms and conditions of the Rights Agreement, a dividend of one preferred share purchase right (a “Right”) will be issued with respect to each share of the Company’s Class A Common Stock and Class B Common Stock (collectively, the “Common Stock”) outstanding as of the close of business on the Record Date. The Rights will initially be transferable only with, will be inseparable from, and will be evidenced only by the certificates that represent, the shares of the Company’s Common Stock with respect to which they were issued. New Rights will accompany any new shares of the Company’s Common Stock issued after the Record Date until the earlier of the Distribution Date described below or the redemption or exchange of the Rights or other expiration of the Rights Agreement. Prior to exercise, the Rights do not give their holders any dividend, voting, liquidation or any other rights of a shareholder of the Company.

Exercise Price. Once the Rights become exercisable, each Right will allow its holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (a “Preferred Share”) for $25.00.

Exercisability. The Rights will generally not be exercisable until the Distribution Date, which is defined in the Rights Agreement as the earliest of:

•	10 business days after the public announcement that a person or group has become an “Acquiring Person” by obtaining Beneficial Ownership (as defined in the Rights

Agreement) of 5% or more of the outstanding shares of the Company’s Class A Common Stock;

•	10 business days after a majority of the Company’s Board of Directors becomes aware that a person or group has become an “Acquiring Person” by obtaining Beneficial Ownership of 5% or more of the outstanding shares of the Company’s Class A Common Stock; and

•	10 business days (or, unless a Distribution Date previously occurred, a later date determined by the Company’s Board of Directors) after a person or group (subject to certain exceptions) commences a tender or exchange offer which, if consummated, would result in that person or group becoming an Acquiring Person.

As described above, until the Distribution Date, the certificates evidencing the shares of the Company’s Common Stock with respect to which the Rights were issued will also evidence the Rights, and any transfer of shares of the Company’s Common Stock will constitute a transfer of the accompanying Rights. After the Distribution Date, the Rights will separate from the Company’s Common Stock and be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of its Common Stock. Any Rights held by an Acquiring Person and any of the Acquiring Person’s Affiliates and Associates (as such terms are defined in the Rights Agreement), and any subsequent transferees of such persons, will become null and void and may not be exercised.

Existing shareholders as of the close of business on the Record Date will not be required to divest any shares of the Company’s Class A Common Stock as the Rights Agreement provides that shareholders who own 5% or more of the Company’s outstanding Class A Common Stock as of the close of business on the Record Date will not trigger exercisability of the Rights so long as they do not (i) acquire any additional shares of the Company’s Class A Common Stock or (ii) fall under 5% ownership of the Company’s Class A Common Stock and then purchase shares of the Company’s Class A Common Stock which, together with the other shares of the Company’s Class A Common Stock then owned by the shareholder, represent 5% or more of the Company’s outstanding Class A Common Stock. Additionally, if the Company’s Board of Directors determines that a person or group met or exceeded the 5% threshold inadvertently, that person or group will not be an Acquiring Person if, as promptly as practicable, the person or group sells enough shares of the Company’s Class A Common Stock to reduce its holdings below the 5% threshold. Further, if the Company repurchases shares of its Class A Common Stock and, as a result, a person or group’s holdings constitute 5% or more of the remaining outstanding shares of the Company’s Class A Common Stock, that person or group will not be an Acquiring Person so long as it does not acquire any additional shares of the Company’s Class A Common Stock. The Rights will also not become exercisable solely as a result of any unilateral grant of a security by the Company, including the Company’s grant of options, warrants, rights or similar interests (including restricted stock) to its (or any of its subsidiaries’) directors, officers or employees, or as a result of the exercise of any such security. The Company, its subsidiaries, employee benefit plans of the Company or any of its subsidiaries, and any entity holding the Company’s Common Stock for or pursuant to the terms of any such employee benefit plan are excepted from the provisions of the Rights Agreement. The Company’s Board of Directors may also determine to exempt any other person or group from the operation of the Rights Agreement so long as the person or group does not acquire any additional shares of the Company’s Class A Common Stock after the determination to exempt the person or group from the operation of the Rights Agreement is made. In addition, any transaction that the Company’s Board of Directors determines would not limit the availability of the Tax Benefits (as defined in the Rights Agreement) which the Rights Agreement is designed to protect is exempt from the operation of the Rights Agreement. The Company’s Board of Directors may consult with and rely on its legal counsel, accountants and other advisors in making any determination.

Consequences of a Person or Group Becoming an Acquiring Person. If a person or group becomes an Acquiring Person, all holders of Rights (except the Acquiring Person, the Acquiring Person’s Affiliates and Associates and any subsequent transferee of such persons, whose Rights will have become void) may, for $25.00 per Right (the “Purchase Price”), purchase shares of the Company’s Class A Common Stock having a market value of $50.00, based on the market price of the Company’s Class A Common Stock (determined pursuant to the terms of the Rights Agreement) prior to the time such person or group became an Acquiring Person.

Preferred Share Provisions. The value of one one-hundredth of a Preferred Share is intended to approximate the value of one share of the Company’s Class A Common Stock. Each one one-hundredth of a Preferred Share, if issued:

•	will not be redeemable;

•

will entitle holders to, when, as and if declared by the Company’s Board of Directors, dividend payments of $0.01, or an amount equal to the dividend paid on one share of the Company’s Class A Common Stock, whichever is greater;

•	will entitle holders upon liquidation either to receive $1.00 or an amount equal to the payment made on one share of the Company’s Class A Common Stock, whichever is greater;

•

will have the same voting power as one share of the Company’s Class A Common Stock (with all outstanding shares of the Company’s Class A Common Stock and Preferred Shares representing, in the aggregate, 53% of the general voting power of the Company, subject to adjustment in accordance with the Company’s Articles of Incorporation); and

•

will entitle holders to a payment equal to the payment made on one share of the Company’s Class A Common Stock if shares of Class A Common Stock are exchanged via merger, consolidation, or a similar transaction.

Exchange. From the date, if any, on which any person or group becomes an Acquiring Person until the expiration of the Rights Agreement, the Company’s Board of Directors shall have the right to extinguish the Rights by exchanging the Rights (other than Rights owned by the Acquiring Person, any Affiliate or Associate of the Acquiring Person and any subsequent transferee of such persons, which will have become void), in whole or in part, at an exchange ratio of one share of the Company’s Class A Common Stock, or a fractional Preferred Share (or other class or series of the Company’s preferred stock having similar rights, preferences and privileges as the Preferred Shares) of equivalent value, per Right (subject to adjustment in accordance with the terms of the Rights Agreement).

Redemption. At any time prior to the Distribution Date, the Company’s Board of Directors may redeem the Rights, in whole but not in part, at a price of $0.0001 per Right (as adjusted in accordance with the terms of the Rights Agreement, the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors, in its sole discretion, may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate, and the holders of Rights will thereafter only have the right to receive the Redemption Price.

Anti-Dilution Provisions. The Purchase Price, the Redemption Price, the number of shares issuable in exchange for or upon exercise of the Rights and the number of outstanding Rights shall be subject to adjustment to prevent dilution that may occur as a result of certain events, including, among others, a stock dividend, a stock split or a reclassification of the Company’s capital stock. No adjustments to the Purchase Price of less than 1% will be made.

Amendments. Before the Distribution Date, the Company’s Board of Directors may amend or supplement the Rights Agreement without the consent of the Rights holders. After the Distribution Date, the Board of Directors may amend or supplement the Rights Agreement only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the Rights Agreement, but only to the extent that those changes do not adversely affect the interests of any Rights holder under the Rights Agreement and do not result in the Rights again becoming redeemable or the Rights Agreement again becoming amendable other than as described in this sentence.

Expiration. The Rights Agreement will expire on, and the Rights will not be exercisable after, the earliest of (i) February 7, 2023, (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement, (iii) the time at which the Rights are exchanged pursuant to the Rights Agreement, (iv) the repeal of Section 382 of the Internal Revenue Code or any successor statute, or the occurrence of any other event if the Company’s Board of Directors determines that the Rights Agreement is no longer necessary for the preservation of Tax Benefits and (v) the beginning of a taxable year to which the Board of Directors determines that no Tax Benefits may be carried forward.

Anti-Takeover Effect. The Rights Agreement was not adopted in response to any effort to acquire control of the Company. However, by providing a deterrent to any person or group from acquiring 5% or more of the Company’s outstanding Class A Common Stock, the Rights Agreement may also have an anti-takeover effect. The Rights Agreement should not interfere with any merger or other business combination approved by the Company’s Board of Directors.

Taxes. The distribution of the Rights should not be taxable for United States federal income tax purposes. However, following an event that renders the Rights exercisable or upon redemption of the Rights, shareholders may recognize taxable income.

Item 3.03. Material Modification to Rights of Security Holders.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, on February 7, 2013, the Company amended its Articles of Incorporation to set forth the designation and number of Preferred Shares as well as the relative rights, preferences and limitations of the Preferred Shares. The summary of the rights, preferences and limitations of the Preferred Shares set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. In addition, a copy of the Articles of Amendment to the Company’s Restated Articles of Incorporation, as amended, is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Articles of Amendment to the Restated Articles of Incorporation, as amended, of BBX Capital Corporation, effective as of February 7, 2013

4.1	Rights Agreement, dated as of February 7, 2013, between BBX Capital Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2013	BBX CAPITAL CORPORATION

	By:	/s/ John K. Grelle
John K. Grelle
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Articles of Amendment to the Restated Articles of Incorporation, as amended, of BBX Capital Corporation, effective as of February 7, 2013

4.1	Rights Agreement, dated as of February 7, 2013, between BBX Capital Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent